UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 22, 2015

World Acceptance Corporation
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street Greenville, South Carolina 29607
(Address of Principal Executive Offices) (Zip Code)

(864) 298-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Ninth Amendment to Amended and Restated Revolving Credit Facility

On June 23, 2015, World Acceptance Corporation (the “Company”) entered into a ninth amendment (the “Ninth Amendment”) to the Amended and Restated Revolving Credit Agreement, originally dated as of September 17, 2010 (as cumulatively amended, the “Revolving Credit Agreement”), among the Company, the lenders named therein, and Wells Fargo Bank, National Association (“Wells Fargo”), as successor Administrative Agent and successor Collateral Agent.

The Ninth Amendment amends the Revolving Credit Agreement to, among other things: (i) extend the maturity date under the Revolving Credit Agreement from June 15, 2016 to June 15, 2017; (ii) reduce the commitments under the Revolving Credit Agreement from $630.0 million to $600.0 million and provide for future reduction of the commitments to $500.0 million on March 31, 2016 and to $400.0 million on March 31, 2017; (iii) increase the per annum interest rate on borrowings under the Revolving Credit Agreement from 3.0% to 4.0% (in each case, in excess of one-month LIBOR); (iv) fix the commitment fee payable on the average daily unused portion of the commitments under the Revolving Credit Agreement at 0.50% per annum; (v) reduce the maximum ratio of total debt to consolidated adjusted net worth from 3.25 to 1.0 to 2.75 to 1.0; (vi) prevent the Company from paying dividends or repurchasing or redeeming any capital stock without the prior written consent of lenders holding at least 66-2/3% of the aggregate commitments under the Revolving Credit Agreement; (vii) permit the Administrative Agent to establish reserves against the borrowing base under the Revolving Credit Agreement; (viii) require the Company to notify the Administrative Agent of certain governmental or regulatory actions; and (ix) provide that certain material governmental or regulatory injunctions, judgments, rulings or orders will, if not discharged, bonded or otherwise stayed within 60 days, result in an event of default under the Revolving Credit Agreement.

The foregoing description of the Ninth Amendment, including certain terms in this description which are defined in the Revolving Credit Agreement, is qualified in its entirety by the terms of the Amended and Restated Credit Agreement, dated as of September 17, 2010 among the Company, the lenders named therein and Bank of Montreal, as Administrative Agent, filed as Exhibit 10.1 to the Company’s Form 8-K filed September 21, 2010, as initially amended by the terms of the first amendment, dated as of August 31, 2011, to the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed September 1, 2011, as further amended by the second amendment, dated as of May 1, 2012, to the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed May 1, 2012, as further amended by the third amendment, dated as of November 19, 2012, to the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed November 20, 2012, as further amended by the fourth amendment, dated as of September 6, 2013, to the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed September 9, 2013, as further amended by the fifth amendment, dated as of March 17, 2014, to the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed March 19, 2014, as further amended by the sixth amendment, dated as of November 18, 2014, to the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed November 20, 2014, as further amended by the seventh amendment, dated as of April 6, 2015, to the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed April 7, 2015, as further amended by the eighth amendment, dated as of May 8, 2015, to the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed May 8, 2015, and as further amended by the Ninth Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of Registrant.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

Item 5.02

On June 22, 2015, James D. Walters, Senior Vice President of the Company, resigned from his position as Senior Vice President, Southern Division to pursue other opportunities.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 10.1 –Ninth Amendment to Amended and Restated Revolving Credit Agreement, dated as of June 23, 2015, among World Acceptance Corporation, the lender parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2015
World Acceptance Corporation

	By:	/s/ A. Alexander McLean, III
A. Alexander McLean, III
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1
Ninth Amendment to Amended and Restated Revolving Credit Agreement, dated as of June 23, 2015, among World Acceptance Corporation, the lender parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.